UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                  Amendment #1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 31, 2006

                               SMI PRODUCTS, INC.
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)

            Nevada                   333-55166             88-0363465
            ------                   ---------             ----------
(State or Other Jurisdiction   (Commission File No.)    (I.R.S. Employer
      of Incorporation)                                Identification No.)


122 Ocean Park Blvd. Suite 307, Santa Monica, CA 90405          90405
------------------------------------------------------          -----
     (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (310) 396-1691

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.01. Changes in Registrant's Certifying Accountants

(a) On October 31, 2006, the Board of Directors of SMI Products, Inc. ("SMIP" or "Company") decided to engage Paritz & Co., Hackensack, NJ as independent principal accountant and auditor to report on the Company's financial statements for the fiscal year ended December 31, 2006, including performing the required quarterly reviews.

      In conjunction with the new engagement, the Company has dismissed its former accountant, Amisano Hanson Chartered Accountants, Vancouver, Canada as the Company's principal accountant effective October 31, 2006. Amisano Hanson has served the Company well since 1996. Under Item 304 of Regulation S-K, the reason for the auditor change is dismissal, not resignation nor declining to stand for re-election.

      During the two most recent fiscal years and the interim period through the date of the dismissal, there were no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Amisano Hanson's satisfaction, would have caused Amisano Hanson to make reference to the subject matter of the disagreements in connection with its reports.

      During the two most recent fiscal years through the date of dismissal, the reports of Amisano Hanson did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

      1)The Report of Independent Registered Public Accounting Firm issued by Amisano Hanson on with respect to the Company's audited financial statements for the year ended December 31, 2004 contained the following statement:

      "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

      2)The Report of Independent Registered Public Accounting Firm issued by Amisano Hanson on with respect to the Company's audited financial statements for the year ended December 31, 2005 contained the following statement:

      "The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

      During the two most recent fiscal years, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

      The Company requested that Amisano Hanson furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not Amisano Hanson agreed with the above statements. A copy of Amisano Hanson's letter to the SEC dated November 14, 2006 is filed as an Exhibit to this Form 8-K.

(b) On October 31, 2006, the Company approved the engagement of Paritz & Co. as the Company's new independent registered public accounting firm for the fiscal year ending December 31, 2006. During the two most recent fiscal years and the subsequent interim period through the date of the dismissal of Amisano Hanson, the Company did not consult with Paritz & Co. regarding any matters described in Item 304(a)(2)(i)or(ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

      Exhibit 16.1 Letter from Amisano Hanson dated November 14, 2006.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           SMI PRODUCTS, INC.


DATE: November 14, 2006                    By: /s/ Geoffrey Alison
                                               ---------------------------------
                                           Geoffrey Alison
                                           President and Chief Executive Officer